UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2018

BK Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 984-1414

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01    Entry into a Material Definitive Agreement.

On December 12, 2018, BK Technologies, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Donald F.U. Goebert, a greater-than-five percent shareholder of the Company, pursuant to which the Company repurchased 200,000 shares of common stock of the Company held by Mr. Goebert, at a price of $3.70 per share, for an aggregate cash amount of $740,000. The transactions discussed in this Current Report on Form 8-K (this “Form 8-K”) were approved by the Board of Directors of the Company. The preceding discussion of the Agreement is a summary only and is qualified by reference to the terms of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Purchase Agreement, dated December 12, 2018, by and between the Company, as Purchaser, and Donald F.U. Goebert, as Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES, INC.

Date: December 13, 2018	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

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